Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 28, 2022, relating to the financial statements of Sonder Holdings Inc., appearing in this Form 8-K of Sonder Holdings Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Deloitte & Touche LLP

San Francisco, California
March 28, 2022